              As Filed With the Securities and Exchange Commission
                              on November 5, 1997

                                                      Registration No. 333-


 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................

                              COVENTRY CORPORATION
             (Exact name of Registrant as specified in its charter)

               TENNESSEE                                         62-1297579
    (State or other jurisdiction of                           (I.R.S. employer
     incorporation or organization)                          identification no.)

        COVENTRY CORPORATION
    53 CENTURY BOULEVARD, SUITE 250                                 37214
         NASHVILLE, TENNESSEE                                     (Zip Code)
(Address of Principal Executive Offices)

                  COVENTRY CORPORATION RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                             SHIRLEY R. SMITH, ESQ.
             VICE PRESIDENT, CORPORATE GENERAL COUNSEL AND SECRETARY
                              COVENTRY CORPORATION
                         53 CENTURY BOULEVARD, SUITE 250
                           NASHVILLE, TENNESSEE 37214
                     (Name and address of agent for service)


                                 (615) 391-2440
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              BOB F. THOMPSON, ESQ.
                               BASS, BERRY & SIMS
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum      Proposed maximum
   Title of securities         Amount to           offering price      aggregate offering           Amount of
    to be registered(1)      be registered          per share(2)             price(2)            registration fee
-------------------------------------------------------------------------------------------------------------------
     Common Stock,
par value $.01 per share   1,600,000 shares           $14                  $22,400,000                 $6,788
===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market on October 31, 1997.

         This Registration Statement is filed pursuant to the General Instructions of Form S-8 for the purpose of registering 1,600,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Coventry Corporation, a Tennessee corporation (the "Registrant"), to be issued pursuant to the Coventry Corporation 1997 Stock Incentive Plan (the "Plan") that was duly adopted by the shareholders of the Registrant at the annual meeting of shareholders on August 20, 1997.


                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by filings dated April 1, 1997, April 30, 1997, June 11, 1997, July 3, 1997 and July 25, 1997;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, as amended by filings dated June 11, 1997 and July 3, 1997;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

                  (d) The Registrant's Current Report on Form 8-K filed April 14, 1997;

                  (e) The Registrant's Current Report on Form 8-K filed May 4, 1997;

                  (f) The Registrant's Current Report on Form 8-K filed July 9, 1997; and

                  (g) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A dated April 11, 1991, as amended or updated pursuant to the Exchange Act.

         All documents and reports subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith;
(b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         The Registrant's Bylaws provide that each director and officer of the Registrant will be indemnified against all liability and reasonable expenses incurred by him or her in connection with any claim, action, suit or proceeding, provided that such person is successful with respect thereto or acted in good faith, in a manner he or she believed to be in the best interests of the Registrant, and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. An officer or director claiming indemnification who has not been wholly successful with respect to his claim or proceeding will be entitled to indemnification if independent legal counsel delivers to the corporation a written finding that such person has met the standards of conduct described above. In addition, the Registrant may advance expenses to an officer or director upon receipt of an undertaking by such person to repay such amount unless he or she is entitled to indemnification.

         The Registrant believes that its Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8. EXHIBITS

See Exhibit Index (Page II-6)

ITEM 9. UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 5th day of November, 1997.

                           COVENTRY CORPORATION

                           By: /s/ Allen F. Wise
                              --------------------------------------------------
                              Allen F. Wise, President, Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Allen F. Wise and Dale B. Wolf his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statements, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

           Signature                           Title                               Date
           ---------                           -----                               ----
/s/  Allen F. Wise                  President, Chief Executive                   10/15/97
--------------------------------    Officer and Director
Allen F. Wise

/s/  Dale B. Wolf                   Senior Vice President, Chief                 10/15/97
--------------------------------    Financial Officer and Treasurer
Dale B. Wolf                        (Principal Financial and
                                    Accounting Officer)

/s/  Shirley R. Smith               Vice President, Corporate                    10/15/97
--------------------------------    General Counsel and Secretary
Shirley R. Smith

/s/  Richard H Jones                Senior Vice President and                    10/15/97
--------------------------------    Director
Richard H. Jones

/s/  John H. Austin, M.D.           Director                                     10/15/97
--------------------------------
John H. Austin, M.D.

/s/  Philip N. Bredesen             Director                                     10/15/97
--------------------------------
Philip N. Bredesen

/s/  Laurence DeFrance              Director                                     10/15/97
--------------------------------
Laurence DeFrance

/s/  Emerson D. Farley, Jr., M.D.   Director                                     10/15/97
--------------------------------
Emerson D. Farley, Jr., M.D.

/s/  Patrick T. Hackett             Director                                     10/15/97
--------------------------------
Patrick T. Hackett

/s/  Lawrence N. Kugelman           Director                                     10/20/97
--------------------------------
Lawrence N. Kugelman

/s/  Rodman W. Moorehead, III       Director                                     10/15/97
--------------------------------
Rodman W. Moorhead, III

                                  EXHIBIT INDEX


 Exhibit                                                                          Sequentially Numbered
   No.                              Exhibit Description                                    Page
---------         ---------------------------------------------------------      -----------------------
  4               Coventry Corporation 1997 Stock Incentive Plan

  5               Opinion of Bass, Berry & Sims PLC

  23.1            Consent of Arthur Andersen LLP

  23.2            Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

  24              Power of Attorney (included on pages II-4 and II-5)